                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                      INTERNATIONAL ALUMINUM CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                      INTERNATIONAL ALUMINUM CORPORATION
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the contrary pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________
- - --------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:_________________________________________________

    (2) Form, Schedule or Registration Statement No.:___________________________

    (3) Filing Party:___________________________________________________________

    (4) Date Filed:_____________________________________________________________

Notes:

                       INTERNATIONAL ALUMINUM CORPORATION
                            767 MONTEREY PASS ROAD
                        MONTEREY PARK, CALIFORNIA 91754

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 27, 1994

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of International Aluminum Corporation (the "Company") will be held on the premises of International Extrusion Corporation, 1000 South Meridian Avenue, Alhambra, California on Thursday, October 27, 1994 at 2 o'clock P.M. Pacific Time, for the following purposes:

    1. To elect seven directors for the ensuing year and until their successors are elected and qualified.

    2. To ratify the selection of Price Waterhouse as independent accountants for the Company for the fiscal year ending June 30, 1995.

    3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on September 7, 1994 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

  All shareholders are cordially invited to attend the meeting in person. To assure representation at the meeting, shareholders are requested to promptly sign, date and mail the enclosed proxy in the accompanying envelope which requires no postage. If you decide to attend the meeting and wish to vote your shares in person, you may revoke your proxy at that time.

  Since a majority of the outstanding shares must be represented at the meeting to transact business, your promptness in returning the enclosed proxy will be appreciated.

                                          By Order of the Board of Directors

                                          /s/ DAVID C. TREINEN
                                          David C. Treinen
                                          Vice President and Secretary

Monterey Park, California 91754
September 22, 1994

                       INTERNATIONAL ALUMINUM CORPORATION
                            767 MONTEREY PASS ROAD
                        MONTEREY PARK, CALIFORNIA 91754

                               ----------------

                                PROXY STATEMENT

                               ----------------

To The Shareholders of
International Aluminum Corporation:

  Your proxy in the enclosed form is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held October 27, 1994, or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting and Proxy.

  It is anticipated that this Proxy Statement, together with the accompanying proxy, will be mailed on or about September 26, 1994 to the Company's shareholders.

  Shareholders of record at the close of business on September 7, 1994 will be entitled to receive notice of, and to vote at, the Annual Meeting. The securities entitled to vote at the meeting consist of Common Stock, $1.00 par value per share, of which 4,234,762 shares were outstanding as of the record date.

  Each share is entitled to one vote on any matter that may be presented for consideration and action by the shareholders, except that as to the election of directors, shareholders may cumulate their votes. Cumulative voting means that each shareholder may cast a number of votes equal to seven times the number of shares actually owned; the number of votes may be cast for one nominee, may be divided equally among the seven nominees, or may be divided among the nominees in any other manner. A shareholder is entitled to cumulate votes for one or more nominees only if their names were placed in nomination prior to voting and the shareholder gives notice prior to the voting of his intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate their votes. Nominees receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

  All shares represented by each unrevoked proxy received prior to the meeting will be voted as provided therein. A shareholder executing and returning a proxy may revoke it at any time before it has been exercised by giving written notice of revocation to the Secretary of the Company. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Annual Meeting will be voted by the proxy holders in accordance with the instructions on the ballot provided in the enclosed proxy card. If no instruction is specified on your proxy with respect to any proposal to be acted upon, the shares represented by your executed proxy will be voted "FOR" (i) the election as directors the seven (7) nominees named herein; and (ii) ratification of the selection of Price Waterhouse as the Company's independent accountants for the Company's fiscal year ending June 30, 1995. In the event that there should be cumulative voting in the election of directors, the proxy holders intend to distribute the votes represented by each proxy among such nominees in such proportion as they see fit, unless otherwise specifically instructed. Although the Company does not presently know of any other such business, if any other business should properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment.

                             ELECTION OF DIRECTORS

  The By-Laws of the Company provide for seven directors. It is intended that proxies received will be voted for the election of the seven nominees named below to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the nominees is presently serving as a director of the Company.

  Unless any named nominee should be unavailable or the authority to vote for the election of directors is withheld in the proxy, proxies received will be voted for the election as directors the nominees named below. In that event the proxy holders will vote for substitute nominees at their discretion. It is not expected that any of the nominees will be unavailable for election. Proxies received cannot be voted for a greater number of persons than the number of nominees named below. The term of office of each person elected as a director will continue until the 1995 Annual Meeting of Shareholders and until his successor is elected and qualified.

PRINCIPAL SECURITY HOLDERS

  To the best of the Company's knowledge, the following table sets forth, as of June 30, 1994, the name, address and share ownership of persons or organizations, other than Cornelius C. Vanderstar (see Security Ownership of Management), believed to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company. Each of the named institutions is believed to have sole voting power and sole investment power with respect to the below listed shares.

                                                                          PERCENT OF
                                                  SHARES                    COMMON
              NAME AND ADDRESS                 BENEFICIALLY                  STOCK
             OF BENEFICIAL OWNER                 OWNED(1)                 OUTSTANDING
             -------------------               ------------               -----------
       First Pacific Advisors, Inc.
       10301 West Pico Blvd.
       Los Angeles, CA 90064                     263,000                      6.2%

       Quest Advisory Corp.
       1414 Avenue of the Americas
       New York, N.Y.                            416,300                      9.8

       Mitchell Hutchins Institutional
        Investors Inc.
       1285 Avenue of the Americas
       New York, N.Y. 10019                      392,270                      9.3

- - --------
(1) Based on information provided to the Company by Vickers Stock Research Corporation.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table lists, as of September 7, 1994, the names of all nominees for election as directors of the Company, their ages, present positions, the period they have served as directors and the number and percentage of shares of Common Stock beneficially owned by such persons and by all officers and directors as a group.

                                                                                      SHARES OF
                                                                             DIRECTOR  COMMON        PERCENT OF
         NAME                      AGE             PRESENT POSITION           SINCE    STOCK(1)     OUTSTANDING(2)
         ----                      ---             ----------------          -------- ---------    --------------
Cornelius C. Vanderstar(3)          79    Chairman of the Board                1963   1,702,700(4)      40.2%

John P. Cunningham                  62    President and Director               1963     147,306(5)       3.5

Hugh E. Curran                      64    Vice President--Sales and Director   1973      38,067(6)         *

Alexander van de Pol                73    Director                             1978       2,600(7)         *

Joel F. McIntyre                    56    Director                             1980         --             *

Donald J. Willfong                  61    Director                             1984       2,000            *

David C. Treinen                    55    Vice President--Finance; Secretary   1994      38,965(8)         *

All officers and directors as a
 group (9 in number)                                                                  1,962,520(9)      46.2%


- - --------
 (*) Less than one percent.

 (1) Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and dispositive power with respect to such shares.

 (2) For purposes of calculating each person's percentage and that of all officers and directors as a group, shares which may be acquired within 60 days upon exercise of stock options ("Stock Option Shares") have been treated as outstanding.

 (3) The mailing address of such shareholder is care of International Aluminum Corporation, P. O. Box 6, Monterey Park, California 91754.

 (4) Held by the Vanderstar Family Trust, Cornelius C. Vanderstar and Marguerite D. Vanderstar, Trustees.

 (5) Includes 137,656 shares held by the Cunningham Family Trust, Patricia M. Cunningham, Trustee, and 6,000 Stock Option Shares.

 (6) Held by the Curran Living Trust, Hugh E. Curran and Lois R. Curran,
     Trustees.

 (7) Includes 600 shares held by Mr. van de Pol's wife.

 (8) Includes 2,500 Stock Option Shares and 1,000 shares owned of record by dependent adult son.

 (9) Includes 12,500 Stock Option Shares and 1,000 shares owned of record by dependent adult children.

INFORMATION ABOUT NOMINEES

  The information below sets forth the names of all directors and nominees for director of the Company, all positions and offices held by each such person with the Company and a brief account of the business experience of each nominee.

  Cornelius C. Vanderstar. Mr. Vanderstar has been Chairman of the Company's Board of Directors since its inception in 1963 as the successor to an aluminum fabrication business which he founded in 1957. Mr. Vanderstar has been responsible for the formation of the overall policy of the Company and its subsidiaries and prior to October, 1972, also served as President of the Company.

  John P. Cunningham. Mr. Cunningham has been employed by the Company or its subsidiaries since 1959 and has served in his present capacity since October, 1972, prior to which he served as Vice President of Operations.

  Hugh E. Curran. Mr. Curran has been employed by the Company or its subsidiaries since 1958 and has served in his present capacity since October, 1969, prior to which time he performed various functions in the Company's Sales and Marketing Department.

  Alexander van de Pol. Mr. van de Pol, currently retired, was from 1972 to 1986 the President and Chairman of the Board of the Board of Commonwealth-Metals Pacific, a metals importing firm. Mr. van de Pol, a member of the Board's Audit and Compensation Committees, has over 25 years experience in importing ferrous and nonferrous metals.

  Joel F. McIntyre. Mr. McIntyre, an attorney-at-law, is a Senior Partner in the law firm of McIntyre & Lubeck and was formerly a Senior Partner in the firm of Paul, Hastings, Janofsky & Walker. He has been the principal outside attorney for the Company since 1973. Mr. McIntyre is Chairman of the Board's Audit & Compensation Committees.

  Donald J. Willfong. Mr. Willfong is an Executive Vice President of Sutro & Co. Incorporated, Investment Bankers and has been associated with that firm for over 30 years and is currently a member of the Executive Committee of its Board of Directors. Mr. Willfong is a member of the Company's Audit and Compensation Committees.

  David C. Treinen. Mr. Treinen has been employed by the Company or its subsidiaries since 1964 and an officer of the Company since October 1969. He has served in his present positions since February 1973 and prior thereto served in various capacities in the Company's accounting and finance sections.

OTHER EXECUTIVE OFFICERS

  The executive officers of the Company who are not now directors or currently standing for election as a director are:

            NAME        AGE          POSITION(S)
            ----        ---          -----------
        Ronald L. Rudy   53 Vice President--Manufacturing

  Mr. Rudy, employed by the Company since 1972, has served in his present capacity since September 1983 and prior thereto served in various sales and management positions with the Company.

                             THE BOARD OF DIRECTORS

MEETINGS, ORGANIZATIONS AND REMUNERATION

  The business affairs of the Company are managed by and under the direction of the Board of Directors, although the Board is not involved in day-to-day operations. The Board met four times during the fiscal year ended June 30, 1994. Directors, except those who are employees of the Company, are paid $3,000 per quarter for services as directors plus $500 for each meeting attended. Members of committees of the Board receive $500 for each committee meeting attended. The fee paid the Chairman of each committee is $1,000 per meeting chaired. Each incumbent nominee for Director attended at least 75% of the aggregate of all Board meetings and meetings of Committees on which he served during the fiscal year ended June 30, 1994.

AUDIT COMMITTEE

  The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope and results of the annual audit, the nature of non-audit services and the fees paid for services performed during the year. The Audit Committee meets at least once each year prior to the Company's release of fiscal year earnings. Committee members during fiscal 1994 were Messrs. McIntyre, Willfong and van de Pol.

COMPENSATION COMMITTEE

  The function of the Compensation Committee is to make recommendations to the Board of Directors regarding remuneration arrangements for executive officers of the Company, including the granting of stock options pursuant to Company stock option plans. The Committee also reviews and makes recommendations with respect to participation of executive officers in the Company's Incentive Bonus Program. One meeting of the Committee was held during fiscal 1994. Committee members during fiscal 1994 were Messrs. McIntyre, van de Pol and Willfong.

BOARD NOMINATIONS

  The Company's Board of Directors has no standing Nominating Committee. The Board in its entirety acts upon matters which would otherwise be the responsibility of such a committee.

SECTION 16 REPORTING

  Under current securities laws, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership and any subsequent changes in that ownership to the Securities and Exchange Commission and to the New York Stock Exchange. Specific due dates for the required reports have been established and the Company is required to disclose in this proxy statement any failure to file by those dates.

  To the best of the Company's knowledge, all filing requirements have been satisfied except that Mr. Willfong failed to file a Form 5 (Annual Statement of Changes in Beneficial Ownership) for fiscal 1993. In June of 1993, shares held by Mr. Willfong as custodian under the California Uniform Gift to Minors Act were transferred to direct ownership by his independent adult son. Mr. Willfong was unaware that the transfer required the filing of a Form 5 for fiscal 1993 and the transfer was subsequently reported on a late Form 5 filed in August of 1994.

  In making this disclosure, the Company has relied on a review of copies of forms furnished to the Company, discussions with those persons known to be subject to Section 16(a) reporting requirement and written representations that no other reports were required relating to the fiscal year ended June 30, 1994.

                         COMPENSATION COMMITTEE REPORT

  The compensation of the Chief Executive Officer ("CEO") and the Company's other senior executives is determined by the Board of Directors after receiving the recommendation of the Compensation Committee (the "Committee") of the Board of Directors. The Committee, which also has oversight responsibility for the incentive compensation plans for all of the Company's executive employees, is a standing committee of the Board of Directors comprised entirely of independent directors. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers.

COMPENSATION PHILOSOPHY

  The Company's executive compensation philosophy, developed over the past decade, reflects the belief of the Board of Directors that the interests of executives should be closely aligned with those of the Company's stockholders. As a consequence, substantially all awards of incentive bonuses and grants of stock options are tied to the attainment of results that benefit the Company and its stockholders. The Company's compensation philosophy ensures that executives are motivated to improve the overall performance and profitability of the Company as well as the specific division or area of operations for which each individual executive is responsible.

COMPENSATION PROGRAM

  The Committee regularly reviews publically available information regarding the executive compensation programs of other companies that are operating in one or more of the Company's markets, as well as a group of comparable manufacturing companies nationwide, to ensure that the Company's plans and practices are competitive and appropriate in light of the Company's performance and compensation philosophy. As discussed below, an executive officer's compensation package is comprised of three principal components: (1) base salary, (2) annual incentives and (3) stock options.

  Base Salary. The Company sets executive base salaries at the lower end of the average range of salaries paid by United States manufacturing companies with annual revenues comparable to the Company's. The Company regularly reviews pay data available from third-party sources to determine if its base salary levels meet the Company's objectives. A number of factors are considered in establishing base salary levels for Company executive officers including the executive's recent performance, level of responsibility, years of service with the Company and overall competitiveness relative to comparable positions at other companies.

  The base salary of the CEO and the Company's other senior executive officers was increased during fiscal 1994 by an average of 7%. In accordance with the Company's usual practice, the actual percentage increase in base salary was higher for the lowest compensated and lower for the higher compensated executives. This was the first increase in base salary awarded to such executives since September of 1990 and recognized their significant individual and collective contributions to the Company's objectives of cutting costs, maintaining profitability and maintaining the level of its dividends to shareholders during the downturn in business experienced in recent years.

  Effective August 30, 1993, the CEO's base salary was fixed at $216,300, an increase of 5.3% over the previous base salary set in September of 1990. The CEO's base salary and the other elements of his compensation are determined in accordance with the policies previously described herein which are applicable to all the senior executives of the Company.

  Annual Incentives. Certain key employees (including the executive officers) of the Company and its domestic subsidiaries may be granted annual cash compensation bonuses under the Company's Managerial Incentive Bonus Plan ("Plan"). The Plan rewards improvements in the performance of the subsidiary or business segment to which a plan participant is assigned. The annual incentive award opportunity for the CEO and the other named executives, in light of their Company-wide responsibilities, is dependent upon overall Company performance.

  Participants are eligible to receive annual cash bonuses of up to 10% of base salary if certain predetermined quantitative performance criteria are met or exceeded during a fiscal year. Performance achievements are compared against established improvement standards for: (1) change in pretax net income (decrease in pretax net loss), (2) change in pretax net income (pretax net loss) expressed as a percentage of sales revenues, (3) increase in sales revenues and (4) increase in sales per aggregate unit man/hours worked. In addition to established target performance standards for each award component, the Plan also identifies minimum levels of performance that must be achieved before a Plan participant becomes entitled to an award.

  Stock Options. Stock Options are granted to encourage and facilitate executive stock ownership and to underscore the importance of enhancing stockholder values over the long term. Incentive stock options are granted at 100% (and, in some instances, 110%) of the fair market value of the underlying stock on the date of grant, thus rewarding optionees only for appreciation in the Company's common stock enjoyed by all Company stockholders. Nonstatutory stock options may be granted in certain circumstances at 80% or more of the fair market value of the underlying stock on the grant date. While all executives are eligible to receive stock options, participation in a grant, as well as the size and terms of the grants to participating executives, are contingent upon performance, potential and overall level of compensation.

                                        COMPENSATION COMMITTEE
                                          Joel F. McIntyre, Chairman
                                          Alexander van de Pol
                                          Donald J. Willfong

                             EXECUTIVE COMPENSATION

  The following table sets forth, on an accrual basis, all cash and non-cash compensation earned by or awarded to the Company's Chief Executive Officer and its four most highly compensated executive officers other than the CEO, for services rendered to the Company and its subsidiaries for the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION
                              ----------------------
                                                      ALL OTHER
                                                     COMPENSATION
NAME & PRINCIPAL POSITION     YEAR  SALARY  BONUS(1)     (2)
- - -------------------------     ---- -------- -------- ------------
Cornelius C. Vanderstar       1994 $215,371 $21,420     $3,281
 Chairman of the Board        1993  206,190  16,432      1,653
 and Chief Executive Officer  1992  206,980                 84

John P. Cunningham            1994  199,510  19,840      3,060
 President & Chief            1993  190,329  15,168      1,525
 Operating Officer            1992  191,059                 77

Hugh E. Curran                1994  162,569  16,160      2,505
 Vice President--             1993  153,388  12,224      1,246
 Sales & Marketing            1992  153,975                 63

David C. Treinen              1994  162,569  16,160      2,474
 Vice President--Finance      1993  153,388  12,224      1,222
 & Secretary                  1992  153,975                 62

Ronald L. Rudy                1994  151,182  15,013      2,271
 Vice President--             1993  138,631  11,048      1,098
 Manufacturing                1992  139,162                 55

- - --------
(1) Represents amounts paid or payable under the Company's Managerial Incentive Bonus Plan.

(2) Amounts represent allocated contributions, on the same basis as all eligible employees, to the Company's Profit Sharing Plan, a defined contribution retirement plan.

                                 STOCK OPTIONS

  The following table summarizes option exercises during fiscal 1994 by the executive officers named in the Summary Compensation Table above, the number of unexercised options, all of which are currently exercisable, and the value of such in-the money options held by the named executive officers at June 30, 1994. No options were granted during fiscal 1994.

                                                                      VALUE OF
                                                                     UNEXERCISED
                                   SHARES                              IN-THE-
                                 ACQUIRED ON   VALUED    UNEXERCISED    MONEY
                                 EXERCISE(#) REALIZED(1) OPTIONS(#)  OPTIONS(2)
                                 ----------- ----------- ----------- -----------
John P. Cunningham..............    2,000      $17,250      8,000      $70,000
David C. Treinen................    4,000       40,000      2,500      $21,875
Ronald L. Rudy..................      --                    6,552      $57,330

- - --------
(1) Fair market value of shares on date of exercise less exercise of price.

(2) Based on the fiscal year-end closing price of $24.125 on the New York Stock Exchange.

                            STOCK PERFORMANCE GRAPH

  The Stock Price Performance Graph below compares the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Composite Index and the S&P Building Materials Index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      AMONG INTERNATIONAL ALUMINUM, INC.,
                     S&P 500 INDEX AND S&P BLDG. MATERIALS

                        PERFORMANCE GRAPH APPEARS HERE

                                                         S&P
Measurement Period           INTERNATIONAL  S&P          BLDG. MAT.
(Fiscal Year Covered)        ALUMINUM, INC. 500 INDEX    INDEX
- - -------------------          -------------- ---------    ----------
Measurement Pt-6/30/89       $100           $100         $100
FYE  6/30/90                 $ 93           $116         $ 86
FYE  6/30/91                 $102           $125         $ 82
FYE  6/30/92                 $ 77           $142         $ 94
FYE  6/30/93                 $ 94           $161         $115
FYE  6/30/94                 $103           $163         $105

Assumes $100.00 invested on June 30, 1989. Total return assumes reinvestment of dividends.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company, in accordance with the recommendation of its Audit Committee, none of whom is an officer of the Company, has selected Price Waterhouse as independent accountants of the Company for the year ending June 30, 1995 and further directed that the selection be submitted for ratification by shareholders at the Annual Meeting.

  Price Waterhouse, a nationally known firm of independent accountants, has audited the Company's financial statements for the past eighteen years. Representatives of Price Waterhouse will be present at the Annual Meeting and will be available to make a statement if they so desire and to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF
                                           ---
PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS FOR FISCAL 1995. PROXIES SOLICITED BY THE COMPANY WILL BE VOTED FOR RATIFICATION OF THE SELECTION UNLESS OTHERWISE
                             ---
INDICATED.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders submitted for consideration at the 1995 Annual Meeting of Shareholders must be received by the Company no later than May 24, 1995 in order to be included in the Company's proxy statement and proxy card for that meeting.

                                 OTHER MATTERS

  The Company's Annual Report, including financial statements, for the year ended June 30, 1994, accompanies this Proxy Statement.

  The management of the Company does not know of any matter to be acted upon at the meeting other than the matters above described. If any other matter properly comes before the meeting, however, the holders of the proxies will vote thereon in accordance with their best judgment.

  The cost of soliciting proxies will be borne by the Company. The proxy soliciting material, in addition to being mailed directly to shareholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of stock, and the Company expects to reimburse such parties for their charges and expenses in connection therewith.

  Although it is contemplated that proxies will be solicited principally through the use of the mail, the solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services.

                                          By Order of the Board of Directors

                                          /S/ DAVID C. TREINEN
                                          David C. Treinen
                                          Vice President and Secretary

September 22, 1994

                               ----------------

                           ANNUAL REPORT ON FORM 10-K

  THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1994 IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST. ADDRESS REQUESTS TO THE MR. DAVID C. TREINEN, VICE PRESIDENT AND SECRETARY, INTERNATIONAL ALUMINUM CORPORATION,
P.O. BOX 6, MONTEREY PARK, CALIFORNIA 91754.

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P R O X Y              INTERNATIONAL ALUMINUM CORPORATION
                             767 Monterey Pass Road
                            Monterey Park, Ca. 91754

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints Cornelius C. Vanderstar and John P. Cunningham as proxies of the undersigned, each with the power to appoint his substitute, and revokes all previous proxies and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of International Aluminum Corporation held of record by the undersigned on September 7, 1994 at the Annual Meeting of Shareholders to be held on October 27, 1994 or any adjournment thereof.

1. ELECTION OF DIRECTORS

   FOR all nominees listed below          WITHHOLD AUTHORITY
     (except as marked to the               to vote for all nominees listed
     contrary below) [_]                    below [_]


(INSTRUCTION: TO withhold authority to vote for any individual nominee mark the box next to the nominee's name below.)

      [_] C. Vanderstar [_] J. Cunningham [_] H. Curran [_] D. Willfong
               [_] J. McIntyre [_] A. van de Pol [_] D. Treinen

2. RATIFY SELECTION OF PRICE WATERHOUSE AS THE INDEPENDENT ACCOUNTANTS OF THE
   CORPORATION:
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                            Dated: ......................, 1994

                                            -----------------------------------
                                                         Signature

                                            -----------------------------------
                                                 Signature if held jointly

                                            Please sign exactly as name
                                            appears below. When shares are
                                            held by joint tenants, both should
                                            sign. When signing as attorney, as
                                            executor, administrator, trustee
                                            or guardian, please give full
                                            title as such. If a corporation,
                                            please sign in full corporate name
                                            by President or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person.

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THE PROXY CARD PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.
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